As filed with the Securities and Exchange Commission on January 6, 2026.

Registration No. 333-[   ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MORGAN STANLEY ETHEREUM TRUST
(Exact name of registrant as specified in its charter)

Delaware	6221	[●]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1585 Broadway
New York, New York 10036
(212) 761-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Morgan Stanley Investment Management Inc.

1585 Broadway
New York, New York 10036

(212) 761-4000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.
Anna Tomczyk, Esq.
James Catano, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated January 6, 2026

PRELIMINARY PROSPECTUS

Shares

Morgan Stanley Ethereum Trust

The Morgan Stanley Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on the [●] (the “Exchange”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. This means the Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the [●] (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. The Pricing Benchmark is calculated by [●] (the “Benchmark Provider”) based on an aggregation of executed trade flow of major ether trading platforms (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of ether in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the Pricing Benchmark.

The Sponsor plans to engage one or more third party staking services providers (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”). The Sponsor’s choice of third party Staking Services Providers, and its decision to allocate the amount of ether to be staked amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.

Morgan Stanley Investment Management Inc. (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”) and [●] (the “ [●]”) are the trustees of the Trust (the DE Trustee and the [●], each individually a “Trustee” and collectively the “Trustees”), and [●] and [●] (the “Ether Custodians”) are the ether custodians for the Trust and will hold all of the Trust’s ether on the Trust’s behalf.

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling ether other than in connection with the creation and redemption of Shares and for distributions to be made at least quarterly to distribute the staking rewards earned by the Trust when required pursuant to current Internal Revenue Service (“IRS”) guidance. The Sponsor may also sell ether to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for blocks of [●] Shares (a “Basket”) that are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or the Lender, as applicable, an “Ether Counterparty”), to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct the Ether Custodians to transfer ether to an Ether Counterparty, who will sell the ether to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Ether Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s cash creation or redemption orders. The Sponsor performs extensive due diligence as part of its Ether Counterparty selection and onboarding process. As part of this process, the Sponsor assesses Ether Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor, and (4) their regulatory oversight. The Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

On [●], [●], the Pricing Benchmark was $[●].

[●] served as the Audit Seed Investor to the Trust. On [●], [●], [the Sponsor], in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising [●] Shares at a per-Share price of $[●] as described in “Audit Seed/Initial Seed Creation Investor.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $[●]. Delivery of the Seed Creation Baskets was made on [●], [●]. These Seed Creation Baskets were redeemed for cash on or about [●], [●].

On [●], [●], [●] (in such capacity, the “Initial Seed Creation Investor”) purchased the initial seed creation baskets comprising [●] Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $[●]. On [●], [●], the Trust purchased ether with the proceeds of the Initial Seed Creation Baskets by transacting with an Ether Counterparty to acquire ether on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The ether acquired in connection with the Initial Seed Creation Baskets is held by the Ether Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [●].

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee. Shareholders in the Trust will not benefit from the protections afforded to investors in ether futures contracts on regulated futures markets.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [●].

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [●], [●]

TABLE OF CONTENTS

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus. As used below, “Ethereum” with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. When referring to the digital asset within the Ethereum network, “ether” is written with a lower case “e.”

Overview of the Trust

The Morgan Stanley Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the [●] (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the [●] (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. The Pricing Benchmark is calculated by [●] (the “Benchmark Provider”). The Pricing Benchmark is designed to reflect the performance of ether in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust is sponsored by Morgan Stanley Investment Management Inc. (the “Sponsor”), a wholly-owned subsidiary of Morgan Stanley.

Ether is a digital asset. Like all digital assets, buying, holding and selling ether is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of ether does not entitle its holders to any portion of a company’s profits or any stream of income payments. Ether is a digital asset and ownership of it is reflected on a distributed ledger. Additionally, ether is not offered and sold as a security and is thus not subject to the protections of the U.S. federal securities laws.

The Trust does not provide investors with direct exposure to ether, and an investment in the Trust is not a direct investment in ether. Rather, the Trust provides investors with the opportunity to indirectly access the market for ether through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ether directly or acquiring it from an ether spot market.

The Sponsor plans to engage one or more third party staking services providers (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”). The Sponsor’s choice of third-party Staking Services Providers, and its decision to allocate ether amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the staking provider, including monitoring their uptime and slashing history.

The Sponsor may instead seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. No definitive determination has been made as of the date of this Prospectus as to which, if any, of these alternative means the Trust may adopt. Should such a change take place, if any, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Trust will custody its ether at regulated third-party custodians, [●] and [●] (the “Ether Custodians”). The Ether Custodian are chartered as a [●], in the case of [●], and [●] in the case of [●]. The Ether Custodians provide custody and trade execution services for digital assets. The Ether Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but carry insurance provided by private insurance carriers. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to gain exposure in ether without purchasing, holding and trading ether directly.

The amount of ether represented by the Shares is expected to decline over time because of the transfer of the Trust’s ether to pay the Sponsor Fee and other liabilities, regardless of whether the trading price of the Shares rise or fall. The decrease in the amount of ether represented by the Shares due to paying the Sponsor Fee and other liabilities may be offset by net staking rewards, if any.

The Trust plans to engage one or more Staking Services Providers. As a result of Staking Activities, the Trust expects to receive certain staking rewards of ether, which is expected to be treated for U.S. federal income tax purposes as income to the Trust. See “United States Federal Income Tax Consequences” for further description of the tax implications of the activities of the Trust to an investor. The Staking Services Provider shall exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Staking Activities. The Ether Custodians will maintain exclusive possession and control of the private keys associated with any staked ether at all times. Staking activities on the Ethereum network involve the delegation of ether to validators and carries certain risks. Misbehavior or poor performance by validators may result in such validators receiving reduced staking rewards for an epoch during which they misbehaved or performed poorly. Such validators may also become “blacklisted” by ether tokenholders, meaning that ether tokenholders may decide not to delegate stake to such validators in the future which could preclude such validators from being selected to validate. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Provider may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked ether is temporarily locked and inaccessible. These phases affect when ether begins earning rewards, participates in consensus and becomes available for transfer or redelegation. Block rewards and transaction fees are not considered staking rewards and will not accrete to the Trust. The description and considerations related to staking are discussed more fully below in “Principal Investment Risks – Risks Associated with Ether and Ethereum network.”

Ether and the Ethereum network

Ether is a digital asset, also referred to as a digital asset or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of December 21, 2025, ether had a total market capitalization of approximately $365.62 billion and representing the second largest digital asset in terms of market capitalization. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

New ether is created as a result of “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Holders of ether must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

More specifically, staking on the Ethereum network refers to using ether, or permitting ether to be used, directly or indirectly, through an agent or otherwise, in the Ethereum network’s proof-of-stake validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in kind.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

Gas refers to the unit that measures the amount of computational effort required to execute specific operations on the Ethereum network. Since each Ethereum transaction requires computational resources to execute, those resources have to be paid for to ensure Ethereum is not vulnerable to spam and cannot get stuck in infinite computational loops. Payment for computation is made in the form of a gas fee. The gas fee is the amount of gas used to do some operation, multiplied by the cost per unit gas. The Ethereum Improvement Proposal 1559 (“EIP 1559”) simplified the transaction fee process.

Instead of performing complex calculations to estimate the gas, users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of ether, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Ethereum blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell ether, other than in connection with the creation or redemption of Shares. The Sponsor may also sell ether to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

Staking

The Sponsor plans to engage one or more Staking Services Providers to conduct such Staking Activities. The Sponsor’s choice of third-party Staking Services Providers, and its decision to allocate ether amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the staking provider, including monitoring their uptime and slashing history.

The Trust’s staking model aims to maximize the portion of the Trust’s ether available for staking while controlling for liquidity and redemption risks. The model determines an optimal target range for the portion of assets staked, which is set by the Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, projected staking yields, staking provider reliability, secondary market liquidity, and broader market conditions (the “Utilization Rate”) by balancing the factors relevant for evaluating liquidity and redemption risk.

The Staking Services Provider will exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Staking Activities. While the Trust seeks to stake a maximum of [●]% of its ether holdings, the amount of ether that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between [●]% and [●]% of the ether it holds, although the amount of ether that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Sponsor based on a variety of factors. In determining how to stake the ether held by the Trust, and how much ether to stake, the Trust’s model operates on the following key parameters:

•	Unbonding period: The number of days required for unbonding staked assets as dictated by the Ethereum protocol;

•	ETF Historical redemption patterns: The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

•	Size of the Trust & Concentration: A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

•	Staking Services Provider performance: The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

•	Market conditions monitoring: The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s ether being staked on a daily basis.

The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be [●] (the “Staking Provider Consideration”). The portion of the consideration paid to the Sponsor for arranging for the staking of the Trust’s ether (the “Sponsor’s Staking Portion”) will be comprised of an aggregate of [●]% of the gross proceeds generated from staking (“Staking Consideration”). Of the Sponsor’s Staking Portion, the Sponsor will pay the Staking Services Provider for their services under the Staking Services Agreement and the Trust’s ether custodians in connection with staking activities. The Trust will receive and retain the remainder of the gross Staking Consideration. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase. The Trust will not distribute its staking rewards directly to Shareholders.

The Sponsor has entered into a Master Infrastructure-As-A-Service Agreement (the “Staking Services Agreement”) with [●] (“[●]”). Pursuant to that agreement, [●] will provide the Sponsor with certain services, including the following, on any network protocol and/or blockchain that is supported by [●]:

(i)	staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network;

(ii)	support for eligible changes, improvements, extensions or other new versions thereof on the network; and

(iii)	development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables.

The Staking Services Agreement with [●] has an initial term of [●] years, which automatically renews at the end of such a period.

Under the Staking Services Agreement, [●] may either act as a public validator or as a private dedicated validator in the Templated Solidity mempool (the “TSOL Mempool”). In either case, [●] will ultimately receive a percentage of the overall rewards amount. The Trust may, from time to time, and at any time, engage additional staking providers besides [●]. The percentage of rewards to be paid to each such staking provider may vary and may be more or less than the amount paid by us to [●]. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked ether has been unbonded at such time.

Staking requires that the Trust lock up the staked ether and become subject to an unbonding period to unstake the staked ether, meaning that the Trust cannot transfer the staked ether during the time that the ether is staked and during which it is being unbonded. The historical average unbonding period for staked ether was around [●] days. However, the unbonding period also may be longer than anticipated based on network activity.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Ether Custodians, and such transaction is processed by the Ethereum network. The Staking Provider will not be able to transfer unstaked ether or Staking Provider Consideration to another address on the Ethereum network.

In addition, depending on the anticipated length of the unbonding period, the staked ether may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if ether is determined to be offered or sold as a security under the Securities Act of 1933, it could be subject to significant constraints in terms of any transfer or disposal of such ether. In such event, the Trust may consider ether to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

There is no guarantee that the Trust will receive any rewards with respect to staked ether. Past rewards are not indicative of future returns. The staking rewards that the Trust may receive from staking ether, if any, may be affected by, among other factors:

•	the total amount of ether staked by users of the Ethereum network;

•	the total amount of ether staked by the Trust;

•	changes to the Ethereum network as a result of protocol governance decisions;

•	changes to Validator fees set by the Validators, including the commission charged by the Staking Services Provider (if any);

•	halts, outages or other anticipated or unanticipated interruptions affecting the Ethereum network or third-party service providers involved in the staking of the Trust’s ether;

•	anticipated or unanticipated downtime by the Staking Services Provider;

•	loss or deprivation of ether as a result of a violation of the Ethereum network’s rules by the Staking Services Provider;

•	Validators ceasing to be eligible to participate in the Ethereum network’s proof-of-stake protocol and earn rewards;

•	“bonding”, “unbonding” or other ether lock-up periods specified by the Ethereum network;

•	whether staking rewards are re-staked, either automatically by the Ethereum network or as part of the operational processes of the Trust or the Staking Services Provider; and

•	delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

Selling or Redeeming Shares

When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for a Basket that is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, an “Ether Counterparty”), to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct the Ether Custodians to transfer ether to the Ether Counterparty, who will sell the ether to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Ether Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s cash creation or redemption orders. In connection with cash creation orders, the Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.

In connection with ether redemption orders, the Trust will redeem Shares by delivering ether to an Ether Counterparty that is not the Authorized Participant, and the Trust––not the Authorized Participant––is responsible for selecting the Ether Counterparty to receive the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust.

As of the date of this Prospectus, the Authorized Participants are [●] and [●]. As of the date of this Prospectus, the Prime Broker, [●], and the Lender, [●] serve as Ether Counterparties, among others. The Trust and/or Sponsor will bear the expense and risk of delivery and ownership of ether once such ether has been received by the Ether Custodians on behalf of the Trust and until transferred by the Ether Custodians on behalf of the Trust to the Ether Counterparty for conversion to cash.

All of the Trust’s ether will be held by the Ether Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The [●]

The Pricing Benchmark was introduced on [●], [●]. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index or benchmark level, as applicable, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at [●]. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops involving ether. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork’ or an ‘airdrop’ could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “[●]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Sponsor’s website at www.morganstanley.com/im, or any successor thereto, and will be published on the consolidated tape. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at [●] or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for ether will occur. The exchanges on which market participants primarily execute transactions for ether may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for ether, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor may, in its sole discretion, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and Ether Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “DE Trustee”). [●] also serves as a Trustee to the Trust (the “[●]”). The [●] has delegated certain of its authority under the Trust Agreement to the Sponsor. The Sponsor is a corporation formed in the state of Delaware on September 19, 1980.

The Trust’s Service Providers

The Sponsor

The Sponsor, Morgan Stanley Investment Management Inc., arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Trustees

The Trustees of the Trust are CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”) and [●] (the “[●]”, and together with the DE Trustee, the “Trustees”) act as trustees of the Trust as required to, among other things, create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA. The [●] has delegated certain of its authority under the Trust Agreement to the Sponsor.

The Administrator

[●] serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is [●]. Under the Fund Administration and Accounting Agreement, the Administrator [●].

The Transfer Agent

[●] serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: [●].

The Cash Custodian

[●] acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will [●].

The Ether Custodians

[●] and [●] serve as the Ether Custodians.

[●].

After diligence investigation, the Sponsor believes that the Ether Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s ether holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the Ether Custodians carry insurance, the Ether Custodians’ insurance does not cover any loss in value to ether and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each Ether Custodian is shared among all of the respective Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

For more information on the Ether Custodians, see “Custody of the Trust’s Assets” below.

The Staking Services Provider

[●], a party unrelated to the Sponsor and Trustee, serves as the Staking Services Provider.

[The Marketing Agent

[●] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.]

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [●]% of the Trust’s NAV (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Administrator will calculate the Sponsor Fee on a daily basis by applying a [●]% annualized rate to the Trust’s NAV, and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. Operating expenses assumed by the Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust, if applicable (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to any listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website. Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the Ether Custodians to transfer ether from the Trust’s Cold Vault Balance as needed to pay the Sponsor Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of ether needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of ether as needed to pay the Sponsor Fee or Additional Trust Expenses.

Custody of the Trust’s Assets

The Ether Custodians will maintain custody of all of the Trust’s ether. The Ether Custodians provide insured safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Ether Custodians. The Ether Custodians have insurance coverage as subsidiaries under their parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Ether Custodians are not FDIC-insured. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Ether may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Ether Custodians:

•	Cold Storage: Cold storage in the context of ether means keeping the reserve of ether offline, which is a widely-used security precaution, especially when dealing with large amounts of ether. Ether held under custodianship with the Ether Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access ether, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the ether being stolen. The Sponsor expects that nearly all of the Trust’s assets and private keys will be held in cold storage of the Ether Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring ether from its Cold Vault Balance to and/or from an Ether Counterparty. From time to time, portions of the Trust’s ether temporarily may be held outside of cold storage in the Trading Balance maintained by [●]. (the “Prime Broker”) or an Ether Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell ether to pay Trust expenses.

•	Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Ether Custodians’ private keys. The use of multiple private keys makes retrieving ether from the wallet more difficult, and aims to further reduce the risk of hacking, theft and/or robbery.

•	Whitelisting: Transactions are only sent to vetted, known addresses. The Ether Custodians’ platform supports pre-approval and test transactions. The Ether Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the [●] platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the [●] platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Ether Custodians in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

•	Audit Trails: Audit trails exist for all movement of ether within Ether Custodian-controlled ether wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreements, ether held in custody with the Ether Custodians will be segregated from both the proprietary property of the Ether Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Ether Custodians, assets held in the segregated accounts would not become property of the Ether Custodians’ estate and would not be available to satisfy claims of creditors of the Ether Custodians.

The Ether Custodians maintain an internal audit team that performs periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on the Ether Custodians’ services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.

The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the Ether Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.

NAV Determinations

As described in more detail below in “NAV Determinations,” the Administrator daily calculates NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

However, determining the value of the Trust’s ether using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s ether are carried, for financial statement purposes, at fair value, as required by GAAP. As promptly as practicable after 4:00 p.m. ET, the Trust determines the fair value of ether based on the price provided by the ether market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”

NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.

Plan of Distribution; Selling Shareholder

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the ether blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell ether other than in connection with the creation and redemption of Shares and for distributions to be made as least quarterly to distribute the staking rewards earned by the Trust when required pursuant to current IRS guidance. The Sponsor may also sell ether to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct an Ether Counterparty to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct the Ether Custodians to transfer ether to the Ether Counterparty, who will sell the ether to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Initial Seed Creation Investor, in its capacity as the Selling Shareholder, may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

The Trust and/or Sponsor will bear the expense and risk of delivery and ownership of ether once such ether has been received by the Ether Custodians on behalf of the Trust and until transferred by the Ether Custodians on behalf of the Trust to the Ether Counterparty for conversion to cash.

Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[●]”.

The Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Sponsor, as applicable, and not by the Trust.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income (including staking income, as applicable) and expenses realized by the Trust. Each sale or other disposition of ether by the Trust (including, under current IRS guidance, the use of ether to pay expenses of the Trust or to make distributions) will give rise to gain or loss, and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Sponsor, which may be facilitated by the Ether Custodians, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [●].

Risks Associated with Ether and the Ethereum network

•	Digital assets such as ether were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

•	The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•	The value of the Shares depends on the development and acceptance of the Ethereum network. The slowing or stopping of the development or acceptance of the Ethereum network may adversely affect an investment in the Trust.

•	Due to the nature of private keys, ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

•	Security threats to the Trust’s account with the Ether Custodians could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•	Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust. For example, the Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0. is a new iteration of Ethereum that amended its consensus mechanism to include ether staking and sharding. A digital asset network’s consensus mechanism is a material aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares.

•	The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on two separate occasions reduced the quantity of ether rewarded per block and may make additional changes in the future. Any material change to the supply and issuance of ether may impact secondary market prices for ether.

•	Many digital asset networks, including Ethereum, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

•	A temporary or permanent “fork” of the Ethereum blockchain could adversely affect an investment in the Trust.

•	Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances and could negatively impact the future usefulness of ether and adversely affect an investment in the Trust.

•	The price of ether on the ether market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between November 2021 and June 2022, the price of ether fell from an all-time high of $4,721.07 to $879.80. As of December 21, 2025, the price of ether was $3,030.49. (source: Coinbase).

•	Ether exchanges on which ether trades are relatively new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•	New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust

•	The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

•	The NAV or Principal Market NAV may not always correspond to the market price of ether and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•	The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

•	The Trust is subject to risks due to its concentration of investments in a single asset.

•	Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV or the Principal Market NAV and its market price.

•	The amount of ether represented by the Shares is expected to decline over time.

•	The Administrator is solely responsible for determining the value of the ether holdings and ether holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

•	The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•	If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Risks Associated with the Regulatory Environment of Ethereum

•	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

•	Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

•	If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”), an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of Ether

•	Shareholders could incur a tax liability without an associated distribution of the Trust.

•	The tax treatment of ether and transactions involving ether, including staking, for state and local tax purposes is not settled.

•	A hard “fork” of the Ethereum blockchain could result in Shareholders incurring a tax liability.

•	Ether staking may result in adverse tax consequences for Shareholders.

•	The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

•	The intended tax treatment of the Trust will limit flexibility of the Trust’s investment decisions.

Other Risks

•	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

•	The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

•	Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the Voluntary Withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

•	The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Ether and the Ethereum network

Ether is a relatively new technological innovation with a limited operating history.

Ether has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of ether and, in turn, a limited basis for evaluating an investment in ether. Although past performance is not necessarily indicative of future results, if ether had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Ether and Ethereum generally.

Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether.

Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The issuance of ether is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from November 30, 2021 to June 17, 2022, ether experienced a decline of roughly 82%, from $4,784.50 to $879.80. There is no assurance that ether will maintain its long-term value in terms of purchasing power in the future, or that acceptance of ether payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in ether could decline rapidly, including to zero.

The Ethereum network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Ethereum network protocols and various software implementations thereof, often on the Ethereum repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants such as the Ethereum Foundation sponsor some developers, core developers are not generally compensated for their work on the Ethereum network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Ethereum network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes. The Ethereum network’s Ethereum 2.0 upgrade addresses some of Ethereum’s speed, efficiency and scalability issues through staking and sharding. However, both hard forks and future software upgrades designed to further address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s ether, which would adversely impact the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether and the Ethereum network. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Ethereum network, there can be no assurance that the community as a whole will not implement changes to the Ethereum network protocols that have an adverse impact on the Trust or an investment in the Shares.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. The Sponsor plans to engage one or more third party staking services providers (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”). Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.

The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

Staking introduces a risk of loss of ether, which could adversely affect the value of the Shares.

Staking introduces a risk of loss of ether. None of the Trust’s assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or Securities Investor Protection Corporation membership. The Ethereum network imposes sanctions for validator misbehavior or inactivity, which would result in a portion of staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks.

A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions.

A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked ether immediately burned. After this initial slashing, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s stake is burned over a period regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool.

Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum protocol has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities.

There can be no guarantee that penalties, slashing or inactivity leaks and resulting losses will not occur as a result of the Staking Activities, if they are undertaken. Furthermore, a staking provider’s liability to the Trust is limited, and a staking provider may lack the assets or insurance in order to support the recovery of any losses incurred. There can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to sanctions imposed by the Ethereum network.

Staked ether tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

The Sponsor may, from time to time, stake a portion of the Trust’s ether on behalf of the Trust through one or more Staking Services Providers. Under current Ethereum network protocols, staked ether tokens are permitted to be un-staked by the holder of such ether tokens. However, as part of the “activating” and “exiting” processes of staking, staked ether tokens will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor plans to manage.

“Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.

Even in the event the Trust is then permitted to operate an ongoing redemption program due to the time involved in “exiting” the staking process there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction, and such transaction is processed by the Ethereum network. The Staking Services Provider will not be able to change the addresses on the Ethereum network to which staked ether is to be withdrawn or to which ether rewards shall be sent.

The Trust will be dependent on third parties to effectively execute the Trust’s Staking Activities.

The amount of staking rewards that the Trust’s staking activity will generate will be dependent on the performance of the Staking Services Providers, including the adequacy and reliability of the hardware and software utilized by the Staking Services Providers. If the Staking Services Providers experience service outages or otherwise are unable to optimally execute the staking of the Trust’s ether, the Trust’s staking rewards may be adversely affected.

The Trust will not stake its ether if the Sponsor determines in its sole discretion that the Trust may not do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, which could harm the value of the Shares.

The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the Pricing Benchmark adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. If the Sponsor determines that the Trust is not able to so carry out staking activities, the Trust may cease some or all of its staking activities. Staking on the Ethereum network involves delegating ether to validators and carries risks discussed further below. Staked ether may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Trust’s staked ether to be subject to such slashing losses, the Trust could suffer losses of the staked ether. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked ether is temporarily locked and inaccessible. These phases affect when ether begins earning rewards, participates in consensus and becomes available for transfer or redelegation.

The Staking Provider will stake the Trust’s ether as the node operator and will operate a validator node to stake the Trust’s ether. The Staking Provider will perform its staking services in collaboration with the Ether Custodians, as the ether will be staked directly from the Trust’s Ether Accounts with the Ether Custodians. The Trust will maintain control of the ether while it is staked because it will remain in the Trust’s account with the Ether Custodians (i.e., it will be kept in a separate account for which the Trust is the beneficial and record owner and will not be commingled with other parties’ accounts with the Ether Custodians). Staking will be a passive activity for the Trust, as it will not operate its own staking program. The Trust’s role will be limited to evaluating and contracting with one or more Staking Providers and instructing the Staking Provider on when to stake and/or unstake the Trust’s ether.

The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Trust’s Staking Program that are available as the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to Staking Provider Consideration. The portion of the consideration paid to the Sponsor for arranging for the staking of the Trust’s ether (the “Sponsor’s Staking Portion”) will be comprised of an aggregate of [●]% of the gross proceeds generated from staking (“Staking Consideration”). Of the Sponsor’s Staking Portion, the Sponsor will pay the Staking Services Provider for their services under the Staking Services Agreement and the Trust’s ether custodians in connection with staking activities. The Trust will receive and retain the remainder of the gross Staking Consideration. The staking rewards earned by the Trust will accrue to the Trust’s account with the Ether Custodians and will generally be staked in the same way as the Trust’s already staked ether. Block rewards and transaction fees are not considered staking rewards and will not accrete to the Trust.

The Trust may be negatively impacted by Staking Activities.

The Ethereum network uses a proof-of-stake consensus mechanism to secure and operate the network, meaning that the voting power of a validator in the network is determined by the amount of stake delegated to them by ether token holders. In proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. The more stake delegated to a validator, the more voting power they have, the higher the likelihood is that the validator will be selected to propose and validate blocks and the higher the associated reward will be. This, in turn, leads to higher ether earnings for the ether tokenholders who chose to stake with the validator in question.

If an ether tokenholder chooses to engage in staking, they must either choose a specific validator to stake with or have sufficient ether to be selected as a validator by the Ethereum network themselves. The choice of validator can potentially impact the amount of staking rewards the tokenholder receives. The factors determining this amount include, but are not limited to:

•	Validator commission rate: a validator can choose to set a non-zero commission rate specifying the percentage of staking rewards they are taking from the stakers. For example, if a validator has a commission rate of 10%, then 10% of such staker’s staking rewards are given to the validator.

•	Validator performance: a validator with bad performance will receive reduced staking rewards for the applicable period, and ether tokenholders who have delegated their stake to such validator will also receive reduced rewards for such period when they withdraw their stake from such validator.

If any Staking Services Provider experiences operational or other difficulties, terminates their services, fails to comply with regulations, raises their prices or disputes key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Trust may also suffer the consequences of such Staking Services Provider’s mistakes. For example, if the Trust’s Ether Custodians or Staking Services Provider selected to act as validators fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. The failure or capacity restraints of vendors and services, a cybersecurity breach involving any service providers or the termination or change in terms or price or commission rate of a vendor, third-party software license or service agreement on which the Trust relies, could disrupt the Trust’s Staking Activities or cause losses. Replacing any Staking Services Provider or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s Staking Activities could be interrupted or disrupted, and the Trust could suffer a loss.

The Ethereum network dictates requirements for participation in the network’s protocols and may reduce rewards if the relevant activities are not performed correctly. Malicious or poorly performing validators may also be “blacklisted”, meaning that ether tokenholders may decide to no longer delegate stake to such actors thereby resulting in such actors not being selected to validate and they would therefore be unable to receive staking rewards therefrom. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards.

Staking requires that the Trust lock up the staked ether and become subject to an unbonding period to unstake the staked ether, meaning that the Trust cannot transfer the staked ether during the time that the ether is staked and during which it is being unbonded. The unbonding period may be longer than anticipated based on network activity. Note that the duration of the bonding period may depend on a range of factors including network load.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Ether Custodians, and such transaction is processed by the Ethereum network. The Staking Provider will not be able to transfer unstaked ether or Staking Provider Consideration to another address on the Ethereum network.

In addition, depending on the anticipated length of the unbonding period, the staked ether may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if ether is determined to be a security under the 1933 Act, it could be subject to significant constraints in terms of any transfer or disposal of such ether. In such event, the Trust may consider ether to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked ether may be accrued even before the staked ether is unbonded. Once accrued, such ether rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets—Liquidity Risk Policies and Procedures.”

There is no guarantee that the Trust will receive any rewards with respect to staked ether. Past rewards are not indicative of future returns. The staking rewards that the Trust may receive from staking ether, if any, may be affected by, among other factors:

•	the total amount of ether staked by users of the Ethereum network;

•	the total amount of ether staked by the Trust;

•	changes to the Ethereum network as a result of protocol governance decisions;

•	changes to validator fees or commission rates set by the validators, including the commission charged by the Staking Services Provider (if any);

•	halts, outages or other anticipated or unanticipated interruptions affecting the Ethereum network or third-party service providers involved in the staking of the Trust’s ether;

•	anticipated or unanticipated downtime by the Staking Services Provider;

•	loss or deprivation of ether as a result of a violation of the Ethereum network’s rules by the Staking Services Provider;

•	validators ceasing to be eligible to participate in the Ethereum network’s proof-of-stake protocol and earn rewards;

•	“bonding”, “unbonding” or other ether lock-up periods specified by the Ethereum network; and

•	delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

The Staking Provider may not optimally execute the staking activities.

The Trust relies on the resources of the Staking Provider to facilitate the Sponsor’s staking activities. The Staking Provider will provide the hardware, software and services necessary to stake the ether from a validator node. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the staking activities. The Sponsor will have no ability to supervise or direct the conduct of the Staking Provider.

In addition, the Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the staking activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Sponsor were to administer its own staking activities without the assistance of third-party service providers.

The Trust may vary the amount of ether to be staked and the rewards received may accordingly change from time to time.

The Trust’s staking model aims to maximize the portion of the Trust’s ether available for staking while controlling for liquidity and redemption risks. The model determines an optimal target range for the portion of assets staked, which is set by the Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, projected staking yields, staking provider reliability, secondary market liquidity, and broader market conditions (the “Utilization Rate”) by balancing expected yield against potential costs. While the Trust intends to stake [●]% of its ether holdings, the amount of ether that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between [●]% and [●]% of the ether it holds, although the amount of ether that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Sponsor. Accordingly, changes in the percentage of ether holdings that are staked could impact the value of Shares held by investors.

The scheduled creation of newly minted ether and their subsequent sale may cause the price of ether to decline, which could negatively affect an investment in the Trust.

In accordance with the Ethereum 2.0 upgrades, newly created or minted ether are generated through a process referred to as “staking” which involves the collection of a staking reward of new ether. To operate a node, a validator must acquire and lock 32 ether by sending a special transaction to the staking contract, which transaction associates the staked ether with a withdrawal address (to unlock the ether and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly minted ether available for sale, there can be downward pressure on the price of ether as the new supply is introduced into the ether market.

Limits on ether supply.

Ether is the second largest digital asset by market capitalization behind bitcoin. As of December 21, 2025 ether had a total market capitalization of approximately $365.62 billion.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ether. As of December 21, 2025, the Ethereum network had a total outstanding supply of approximately 120.7M ether. The Ethereum network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism.

The prevailing level of transaction fees may adversely affect the usage of the Ethereum network.

New ether is created when ether validators use their stake on the Ethereum network to participate in the consensus mechanism, which records and verifies every ether transaction on the Ethereum blockchain. In return for their services, validators are rewarded through receipt of a set amount of ether. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ether or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ethereum network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect a Trust’s investments in Ether.

The amount of new ether earned by staking may be adjusted. Historically, the validating reward associated with solving an Ethereum block has been reduced, although the supply of new ether is uncapped. If the transaction fees are too low, miners may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ethereum network could reduce infrastructure security, reduce confidence in the Ethereum network, or expose the Ethereum network to a malicious actor or botnet obtaining a majority of processing power on the Ethereum network. Decreased demand for ether or reduced security on the Ethereum network may adversely impact an investment in the Shares.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The issuance of ether is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for ether. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including in 2021, before repeating again in 2022. Since then, ether prices have continued to exhibit extreme volatility.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including ether, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny may increase, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

Spot markets on which ether trades are relatively new and largely unregulated.

Digital asset markets, including spot markets for ether, are growing rapidly. The spot markets through which ether and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of ether for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring ether from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as ether on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No ether exchange is immune from these risks. While the Trust itself does not buy or sell ether on ether spot markets, the closure or temporary shutdown of ether exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Ethereum network and can slow down the mass adoption of ether. Further, spot market failures or that of any other major component of the overall Ethereum ecosystem can have an adverse effect on ether markets and the price of ether and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the ether spot markets, manipulation of ether spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in ether generally and result in greater volatility in the market price of ether and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an ether spot market may impact the Trust’s ability to determine the value of its ether holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot ether. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in ether under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for ether may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow ether or cash as trade credit (the “Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying ether held by the Trust or sell Shares at a price lower than the value of the underlying ether held by the Trust, causing Shareholders to suffer losses.

To the knowledge of the Sponsor, exchange-traded products for spot-market commodities other than ether, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

Authorized Participants may act in the same or similar capacity for other competing products.

Authorized Participants play a critical role in supporting the U.S. spot ether exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ether market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.

To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot ether market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot ether market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ether market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

Spot markets may be exposed to security breaches.

The nature of the assets held at ether spot markets makes them appealing targets for hackers and a number of ether spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.

For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.

Spot markets may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such ether spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in ether, may adversely impact pricing trends in ether markets broadly, as well as an investment in Shares of the Trust.

Spot markets may be exposed to wash trading.

Spot markets on which ether trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of ether and/or negatively affect the market perception of ether.

To the extent that wash trading either occurs or appears to occur in spot markets on which ether trades, investors may develop negative perceptions about ether and the digital assets industry more broadly, which could adversely impact the price ether and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Spot markets may be exposed to front-running.

Spot markets on which ether trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

The market value of ether is subject to momentum pricing.

The market value of ether is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of ether and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

The value of an ether as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of ether has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of ether, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of ether could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of ether and the Ethereum network. However, a lack of expansion in usage of ether and the Ethereum network could adversely affect an investment in Shares.

The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Ethereum network and associated smart contracts. This may adversely affect the price of ether and therefore an investment in the Shares. The further adoption of ether will require growth in its usage and in the Ethereum network. Adoption of ether will also require an accommodating regulatory environment.

The use of digital assets such as ether to, among other things, buy and sell goods and services or facilitate cross-border payments, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Ether is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, ether may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that Ethereum transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that ether does not otherwise become a store of asset value or meet the needs of another commercial use.

Today, there is limited use of ether in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting ether and the Ethereum network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make ether less attractive to merchants and commercial parties as a means of payment. A lack of expansion by ether into retail and commercial markets or a contraction of such use may result in a reduction in the price of ether, which could adversely affect an investment in the Trust.

In addition, there is no assurance that ether will maintain its value over the long-term. The value of ether is subject to risks related to its usage. Even if growth in ether adoption occurs in the near or medium-term, there is no assurance that ether usage will continue to grow over the long-term. A contraction in use of ether may result in increased volatility or a reduction in the price of ether, which would adversely impact the value of Shares.

Irrevocable nature of blockchain-recorded transactions.

Ether transactions recorded on the Ethereum network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Ethereum network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of ether or a theft of ether generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ether will regularly be made to or from the Trust’s accounts at the Ether Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from the Trust’s account at the Ether Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in Trust.

The loss or destruction of a private key required to access ether may be irreversible.

Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the ether held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s ether holdings are stolen, including from or by the Ether Custodians, the Trust could lose some or all of its ether holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s ether would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Prime Broker and Ether Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s ether.

While the Ether Custodians have advised the Sponsor that they have insurance coverage up to $[●] that covers certain losses of the digital assets it custodies on behalf of its clients, including the Trust’s ether, resulting from theft, Shareholders cannot be assured that the Ether Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s ether, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Ether Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Ether Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the ether insurance market is limited, and the level of insurance maintained by the Ether Custodians may be substantially lower than the assets of the Trust. While the Ether Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Ether Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Furthermore, under each of the Custodial Services Agreements, the Ether Custodians’ liability is limited, except with respect to the indemnification required for slashing.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others. In general, with limited exceptions (such as for failing to execute an order), the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Ether Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Ether Custodians or Prime Broker in the virtual currency industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Ether Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Ether Custodians became subject to insolvency proceedings and a court were to rule that the custodied ether were part of the Ether Custodians’ general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Ether Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Ether Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Ether Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s ether and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The amount of ether that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Prime Broker is not required to hold any of the ether or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustees and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ether by the Ether Custodians or Prime Broker, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustees or the Sponsor, including in the event of a loss of ether by the Ether Custodians or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustees, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Sponsor, the Trustees, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Ether Custodians and Prime Broker. The Prime Broker Agreement and Custodial Services Agreements provide that neither the Sponsor, the Trustees, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Custodial Services Agreements or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s ether that is not covered by the Ether Custodians’ insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust or the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust or Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Treasury Department, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of either Silvergate Bank, Signature Bank or First Republic Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

If any of the Custodial Services Agreements or Prime Broker Agreement is terminated or any of the Ether Custodians or Prime Broker fails to provide services as required, the Trustees may need to find and appoint a replacement Ether Custodian or Prime Broker, which could pose a challenge to the safekeeping of the Trust’s ether, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Ether Custodians, and the Prime Broker to operate. The Ether Custodians perform essential functions in terms of safekeeping the Trust’s ether in the Cold Vault Balance, and the Prime Broker facilitates the selling of ether by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If any of the Ether Custodians or [●] fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

The Trustees may not be able to find a party willing to serve as an ether custodian of the Trust’s ether or as the Trust’s prime broker under the same terms as the current Custodial Service Agreements or Prime Broker Agreement or at all. To the extent that Trustees are not able to find a suitable party willing to serve as an ether custodian or prime broker, the Trustees may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Trustees find a suitable party but must enter into a new custodian agreement or prime broker agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The Ether Custodians and Prime Broker may act in the same or similar capacity for other competing products.

Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as custodian and/or prime broker to the Trust or other competing products is limited. The Ether Custodians and Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ether market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for ether custodial and prime brokerage services.

To the extent that exchange-traded products offering exposure to the spot ether market or other digital assets utilize substantially the same service providers for ether custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide ether custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement ether custodian or prime broker, to the extent the Sponsor deems such action necessary.

This industry concentration also may have the effect of magnifying the risks associated with the Ether Custodians and Prime Broker, as operational disruptions or adverse developments impacting the Ether Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence or breach of the Ether Custodians or Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for ether custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot ether market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ether market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold ether with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s ether that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer ether, including ether associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

A disruption of the Internet may affect Ethereum operations, which may adversely affect the Ethereum industry and an investment in the Trust.

The functionality of the Ethereum network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Ethereum network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Potential changes to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.

The Ethereum network uses a cryptographic protocol to govern the interactions within the Ethereum network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Ethereum network on Github.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by miners and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Ethereum network. As a result, the Ethereum network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust. None of the information on Github’s website is incorporated by reference into this Prospectus.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Ethereum network. As the Ethereum network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Ethereum network may seek to obtain control over the Ethereum network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.

Decentralized governance of the Ethereum network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Ethereum network, is achieved through voluntary consensus and open competition. In other words, the Ethereum network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect ether’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. See “Risk Factors — The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Ethereum network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Ethereum blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ethereum network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustees were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustees would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ether. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustees or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the Ether Custodians. Authorized Participants, as broker-dealers, and the Ether Custodians, as limited purpose trust companies subject to [●]. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, Ether Counterparties will be contractually obligated that all ether they deliver to the Trust will be from lawful sources. The Trust will not hold any ether except those that have been delivered by an Ether Counterparty in connection with creation requests.

The Ether Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Ether Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Ether Custodians’ KYT programs, any ether that is delivered to the Trust’s custody account will undergo screening to ensure that the origins of that ether are not illicit.

In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department OFAC and countries and territories identified as non-cooperative by the Financial Action Task Force.

There is no guarantee that such procedures will always be effective. If the Authorized Participants or Ether Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustees or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Ether Custodians. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The actual or perceived use of ether and other digital assets in illicit transactions, which may adversely affect the ether industry and an investment in the Trust.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although ether transaction details are logged on the blockchain, a buyer or seller of ether may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.

The ether industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.

The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.

The only digital asset to be held by the Trust will be ether.

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event.

Pursuant to the Trust Agreement, the Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in ether. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.

Network Forks.

Ethereum, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Ethereum network are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding Ethereum, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the Ethereum network’s source code through one or more software upgrades that could alter the protocols governing the Ethereum network and the properties of ether. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the Ethereum network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Ethereum running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect Ethereum’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by the “DAO,” a decentralized autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.

A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. Litecoin was also the result of a fork from the original Bitcoin blockchain.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Ethereum and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks may have a detrimental effect on the value of ether, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked ether if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An ether exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a significant amount of the validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individually malicious validator or validator pool to exert greater control over the Ethereum network, which could heighten the risk to the Trust.

A hard fork may adversely affect the price of ether at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ether, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Ethereum network. There is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of Bitcoin went from $2,800 to $2,700.

A hard fork could change the source code for the Ethereum network, including the source code which limits the supply of ether. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding ether will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of ether could be lifted, which could have an adverse impact on the value of ether and the value of the Shares.

If Ethereum were to fork into two digital assets, the Trust may hold, in addition to its existing ether balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Ethereum. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative ether that the Trust may receive. The holder of ether has no discretion in a hard fork; it merely has the right to claim the new ether on a pro rata basis while it continues to hold the same number of ether.

Airdrops.

Ethereum may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. The Pricing Benchmark does not include airdrops under its current methodology.

The Pricing Benchmark does not currently track airdrops involving ether. Accordingly, the Trust will not participate in airdrops.

Ethereum is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of ether, and therefore investors in Ethereum-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Ethereum can be stolen, and ether stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual ether, they store public and private keys, which are used as an address for receiving ether or for spending the ether, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend ether, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, ether associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of ether, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of ether. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyber-attack, including a total loss, is possible. While the Sponsor and the Ether Custodians have taken reasonable measures to prevent a theft or hacking of the Trust’s ether holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Digital asset networks, including the Ethereum network, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks including:

•	“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ETH on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

•	“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ETH on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

•	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ETH on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks. The attacker can simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

At 50% of the staked ether, a mischievous group of validators could theoretically split the chain into two equally sized forks and then simply use their entire 50% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality.

However, if the majority of the staked ether dedicated to validating transactions on the Ethereum network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the Ethereum Blockchain on which the Ethereum network and ether transactions rely. At greater than 50% of the total stake, the attacker could dominate the fork choice algorithm. In this case, the attacker would be able to attest with the majority vote. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new ether or transactions. Further, a bad actor could “double-spend” its own ether (i.e., spend the same ether in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. Reversing any changes made to the Ethereum Blockchain may be impossible. Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the Ethereum network. If a bad actor gains control of a majority of the processing power on the Ethereum network, or the feasibility of such an occurrence increases, there may be a negative effect on an investment in the Trust.

Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attacks on the Ethereum network could negatively impact the value of ether and the value of the Shares.

A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on Ethereum or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Ethereum network increases, there may be a negative effect on an investment in the Trust.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists, which may adversely affect the value of the Shares. If the malicious actor cannot control the miner nodes directly, they might attempt to compromise the miners that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

To the extent that the Ethereum ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization, the feasibility of a malicious actor obtaining control of the processing power on the Ethereum network will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Ethereum and a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of miners and users — such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network — must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of miners and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and miners support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and miners support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and miners continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, miners, and adoption, potentially to their mutual detriment (for example, if the number of miners on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, miners, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

Ethereum underwent a third upgrade called Pectra, which was activated in May 2025. Pectra activated a number of improvements to the network, including:

•	Staker Flexibility: Validators can now accumulate — holding balances from 32 to 2048 ETH and earning compounding rewards. The prior distributing validator model (which sends rewards above 32 ETH to a withdrawal address) remains supported.

•	User Experience Enhancements: Self-custodied wallets can now delegate to smart contracts, enabling new functionality such as sponsorship. While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Fund.

The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has previously reduced the quantity of Ether rewarded per block and may make further reductions and additional changes in the future. If the Ethereum network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient network level support for such network, which could lead to a decline in the support and price of ether. Moreover, because crypto assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic”, which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers — such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. — until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and miners losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or miners, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

If miners expend less processing power on the Ethereum network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Ethereum blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Ethereum network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Ethereum network. As a result, it may be possible for a bad actor to manipulate the Ethereum network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Ethereum network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Ethereum network. By using cancer nodes, a malicious actor can disconnect the target user from the Ethereum economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend ether (i.e., allow for the same units of ether to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Ethereum network, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the Ethereum before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ethereum network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Ethereum network and could impact the value of Ethereum.

Flaws in source code.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to ether, the Ethereum network, and any underlying technology. It is possible that contributors to the Ethereum network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying ether could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal ether held by others, which could adversely affect the demand for ether and therefore adversely impact the price of ether and the value of the Shares. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including ether, and therefore adversely affect the value of the Shares.

Mathematical or technological advances could undermine the Ethereum network’s consensus mechanism.

The Ethereum network is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Ethereum network.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets — including the ether held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., miners), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Miners may suffer losses due to staking, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. Such penalties include the reduction of staking rewards for malicious actors and poorly performing miners and the “blacklisting” of such actors which may result in ether tokenholders no longer delegating their stakes to such actors thereby resulting in such actors not being selected to validate in the future. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. If miners’ staked ether are slashed by the Ethereum network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage miners’ willingness to participate in validation, discourage existing and future miners from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

The Ethereum network faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a trade-off between security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

As of November 2025, the Ethereum network handled approximately 18 transactions per second (according to Coin Metrics). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high.

Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200 (in ether) average daily transaction fees per transaction on April 30, 2022 before falling in 2025. As of November 19, 2025, ether transaction fees stood at $0.32 (in Ether) per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by miners (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only miner permitted to validate the block and receive the resulting block reward (which was only given to the first miner to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single miner is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other miners, who vote for whether to include the block (or not), which reduces the computational work performed — and energy expended — to validate each block compared to proof-of-work.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of miners would be responsible for each shard, rather than all miners being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing users or miners to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Trust.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following the DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.

As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. For example, the Ethereum network has been, at times, at capacity, which has led in the past to increased transaction fees. During the period from June 20, 2021 to November 15, 2021, the seven-day moving average Ethereum transaction fee increased from $3.79 per transaction to a high of $52.96 per transaction. As of May 19, 2024, the seven-day moving average Ethereum transaction fees are $2.39 per transaction.

Increased fees and decreased settlement speeds could preclude use cases for ether and could reduce demand for and the price of ether, which could adversely impact the value of the Shares.

The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.

New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

Ethereum faces significant competition from other digital assets, as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that ether will become a dominant form of payment, store of value or method of exchange.

The Ethereum network and ether, as an asset, hold a “first-to-market” advantage over other smart contract platforms. This first-to-market advantage has resulted in the Ethereum network evolving into the most well-developed network of any digital asset, particularly for the creation of decentralized applications and smart contracts. The Ethereum network enjoys the largest user base of any smart contract platform. However, despite the first-mover advantage of the Ethereum network over other digital assets, it is possible that real or perceived shortcomings in the Ethereum network, or technological, regulatory or other developments, including the failure to fully implement planned changes, such as Ethereum 2.0, could result in a decline in popularity and acceptance of ether and the Ethereum network, and other digital currencies and trading systems could become more widely accepted and used than the Ethereum network. Ether is one of the few virtual currencies in which there are strong arguments that ether is not a “security” under the federal securities laws. See Risk Factors — Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with ether’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing transaction fees, or reducing electricity usage in connection with validating. If these digital assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of ether and, therefore, of the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ether and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.

Prices of ether may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ether market through its investment in ether. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for ether, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as ether spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of ether, and in turn, an investment in the Shares.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Ethereum network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use ether. This may result in decreased usage and limit expansion of the Ethereum network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease to validate transactions.

Ultimately, if the awards of new ether costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Ethereum network and could adversely affect the value of the ether held by the Trust.

As a result of Ethereum’s fee burning mechanism, the incentives for miners to validate transactions with higher gas fees are reduced, since those miners would not receive those gas fees.

An acute cessation of miner operations would reduce the collective processing power on the Ethereum network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

Electricity usage.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions.

Ethereum uses a system called proof-of-stake to validate transaction information. Anyone that owns the specific proof-of-stake digital asset can participate in staking, subject to certain minimum amounts as determined by the applicable proof-of-stake digital asset. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as miner and reaping miner rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.

Other digital asset networks may use a system called proof-of-work to validate transaction information. It is called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network.

Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they are allowed to propose a new block. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.

The operations of digital asset networks can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations, in the case of proof-of-work networks. Additionally, miners on proof-of-work networks may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

The operations of the Ethereum network and other digital asset networks may also consume significant amounts of energy, even though the Ethereum blockchain is generally considered to consume significantly less energy than other digital asset networks, such as the Bitcoin blockchain, due to its use of proof-of-stake, rather than proof-of-work, transaction validation mechanism. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Notwithstanding Ethereum’s move to proof-of-stake, if regulators or public utilities take action that restricts or otherwise impacts mining activities generally, such actions could result in decreased security of a digital asset network, including the Ethereum network, and consequently adversely impact the value of the Shares. This could adversely affect the price of ether, or the operation of the Ethereum network, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit or otherwise regulate validating activities, miners may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether miners in such a manner that reduced the total net issuance of ether fees paid to miners. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit or otherwise regulate validating activities, miners may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•	A reduction in the processing power expended by miners on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

•	Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, miners could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

•	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

•	During the course of the block validation processes, miners exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, miners have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such miners. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to miners for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate miners and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to miners through mechanisms like MEV-Boost, with miners receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a miner to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and miners. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

Miners may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the Ethereum network.

To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the Ethereum network, resulting in a decline in ether prices.

Large-Scale Sales or Distributions.

Some entities hold large amounts of ether relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of ether and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including ether, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of ether and adversely affect an investment in the Shares.

The largest ether wallets are believed to hold, in aggregate, a significant percentage of the ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

Congestion or delay in the Ethereum network may delay purchases or sales of ether by the Trust.

The size of each block on the Ethereum blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ethereum network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ethereum network. Any delay in the Ethereum network could affect the Authorized Participant’s ability to buy or sell ether at an advantageous price resulting in decreased confidence in the Ethereum network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Ethereum network and the value of the Trust’s Shares would be adversely affected.

Risks Associated with Investing in the Trust

Investment Related Risks.

Investing in ether and, consequently, the Trust, is speculative. The price of ether is volatile, and market movements of ether are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV or the Principal Market NAV may not always correspond to the market price of ether.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether as reflected in the Pricing Benchmark.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s ether is carried at fair value as required by GAAP, which requires a determination based on the price of ether on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of ether. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of ether to and by the Ether Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Ether Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of ether trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Ethereum network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Ethereum network, the processing of transactions on the Ethereum network may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering ether in return for Baskets, the price of Shares may diverge from the value of ether.

Owning Shares is different from directly owning ether.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of ether, and changes in the prevailing price of ether similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust”.

Pricing Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The ability of the Trust or an Ether Counterparty to buy or sell ether may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that an ether spot market or regulatory or governmental authority may suspend or restrict trading in ether altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting ether or other issues affecting counterparties. Ether is a new asset with a very limited trading history. Therefore, the markets for ether may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of ether from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more ether. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

Counterparty risk.

The Sponsor, Trust, Ether Counterparty, and Authorized Participants are subject to counterparty risk. An Ether Counterparty may fail to deliver to the Trust’s account at the Ether Custodians the amount of ether associated with a creation order, an Ether Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to the Authorized Participant at settlement the cash proceeds from the sale of ether associated with a redemption order.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the ether exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Ether Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Administrator is solely responsible for determining the value of the Trust’s ether, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the Ether Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for ether as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time and determines the Principal Market NAV as of 4:00 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate ether price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of ether. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustees will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Ether Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

The purchase of ether in connection with Basket creation orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in the ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Baskets are created. The market price of ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ether in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether as part of the creation and redemption process may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

The inability of Ether Counterparties to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by Ether Counterparties to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Ether Counterparties wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded ether futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ether and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ether may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of ether and other digital assets from other holders have occurred in the past. Because of the decentralized process for transferring ether, thefts can be difficult to trace, which may make ether a particularly attractive target for theft. Cybersecurity failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the Ether Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Ether Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ether Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s ether could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Ether Custodians, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Ether Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s accounts with the Ether Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of ether are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Ether Custodians have extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s ether. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s Ether Custodians could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Ether Custodians or at other custodian banks which may be located in other jurisdictions. The Ether Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of the Ether Custodians or of any broker, custodian bank or clearing corporation used by the Ether Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the Ether Custodians.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether and digital assets. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, an Ether Counterparty’s or an Authorized Participant’s ability to purchase and sell ether in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ethereum network; (3) the ether market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which ether trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of ether represented by the Shares is expected to decline over time.

The amount of ether represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust does not generate any income and transfers ether to pay for the Sponsor Fee and other liabilities. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such Creation Basket being created. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether as the amount of ether represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of ether represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ether.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ether market or other digital assets. The SEC has approved several exchange-traded ether products throughout 2024 and 2025, and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ether. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

A loss of confidence or breach of the Ether Custodians may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s ether are provided by the Ether Custodians, although the Trust may retain one or more additional ether custodians at a later date. Ether held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s ether holdings may be custodied by the Ether Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced ether custodians and the Trust’s ability to securely safeguard the ether.

The Trust expects that the Ether Custodians will custody most or all of its ether holdings. A loss of confidence or breach of the Ether Custodians may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement ether custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s ether.

The Sponsor could decide to replace the Ether Custodians as a custodian of the Trust’s ether or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the Ether Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as an ether custodian under the same terms as the current Custodial Services Agreements, or as the prime broker under the same terms as the current Prime Broker Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as an ether custodian or a prime broker, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The Ether Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Ether Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of their systems. As a result, the recourse of the Trust to the Ether Custodians may be limited.

Under the Trust Agreement, the Trustees and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustees or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians or the Prime Broker.

Each of the Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Amendment of Trust Agreement Without Shareholder Consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the [●] in its sole discretion and without the shareholders’ consent. These amendments may materially adversely affect the interests of the Shareholders.

The Trust Agreement can be amended by the [●] in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the [●] in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage certain affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

•	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

•	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

•	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•	The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

•	Affiliates of the Sponsor have substantial direct investments in ether that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Sponsor’s receipt of a portion of staking rewards may create conflicts of interest.

The Sponsor’s Staking Portion will be comprised of an aggregate of [●]% of the Staking Consideration. Of the Sponsor’s Staking Portion, the Sponsor will pay the Staking Services Provider for their services under the Staking Services Agreement and the Trust’s ether custodians in connection with staking activities. The Trust will receive and retain the remainder of the gross Staking Consideration. This arrangement creates a financial incentive for the Sponsor to maximize the amount of ether staked by the Trust, as higher levels of staked ether would generally result in greater staking rewards to the Sponsor. However, the Sponsor’s interest in maximizing staking rewards may conflict with the Trust’s need to maintain sufficient liquid ether to meet redemption requests and other operational requirements. If the Sponsor directs the Trust to stake excessive amounts of ether relative to the Trust’s liquidity needs, the Trust could become unable to timely meet redemption requests in amounts that are greater than the portion of the Trust’s ether that remains unstaked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program.

While the Trust’s staking policies are designed to balance liquidity needs against potential risks and is based on various factors including historical redemption patterns and liquidity analysis, the Sponsor has sole discretion in determining the amount of ether to stake based on the liquidity risk management policy. Shareholders have no ability to influence or override the Sponsor’s determinations regarding staking levels. The Sponsor’s financial interest in staking rewards may cause it to prioritize staking income over maintaining adequate liquidity reserves, particularly during periods when staking yields are attractive relative to the costs and risks of maintaining liquid ether reserves.

Any inability to meet redemption requests in a timely manner due to excessive staking could harm Authorized Participants’ ability to effectively arbitrage the Trust’s Shares, potentially causing the Shares to trade at significant premiums or discounts to NAV. This could result in Shareholders being unable to exit their positions at fair value or being forced to accept delays in redemption processing, either of which could cause substantial losses to Shareholders.

Unforeseeable risks.

Ether has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the ether market, including advancements in the underlying technology or advancements in competing technologies, changes to ether may expose investors in the Trust to additional risks which are impossible to predict.

Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing

The Pricing Benchmark has a limited history.

The Pricing Benchmark was developed by the Benchmark Provider and has a limited performance history. Although the Pricing Benchmark is based on materially the same methodology (except calculation time) as [●], which was first introduced on [●], [●], the Pricing Benchmark itself has only been in operation since [●] [●], and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since [●], [●]. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of ether in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.

Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Pricing Benchmark calculations and, therefore, could adversely affect the ether price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which include price data from various third-party ether spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the pricing benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to the following:

•	Third parties may be able to purchase and sell ether on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

•	There may be variances in the prices of ether on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

•	The prices on each Constituent Exchange or pricing source may not be equal to the value of ether as represented by the Pricing Benchmark.

•	To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether.

•	To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of ether in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

There is a lack of consensus regarding the regulation of digital assets, including ether.

Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

There is a lack of consensus regarding the regulation of digital assets, including ether.

Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

U.S. federal and state regulators have issued reports and releases concerning digital assets, including Ethereum and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is difficult to predict how these and other related events will affect us or the crypto asset business.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that ether is offered and sold as a security under U.S. or foreign law could adversely affect an investment in the Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustees are subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the ether economy and have an adverse effect on consumer adoption of ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of ether’s status as not being offered and sold as a security, changes to regulations surrounding ether futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over ether, the Ethereum network, ether trading, or related activities impacting other parts of the digital asset market, may adversely impact ether and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on ether trading and other activity relating to virtual currencies and digital assets which could negatively affect ether prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding cryptocurrency mining and trading activity were one factor that contributed to the drawdowns in global ether prices in May 2021.

The legal status of ether and other digital assets varies substantially from country to country. In many countries, the legal status of ether is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. The effect of any existing regulation or future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If the CFTC determines that ether is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC may pursue enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of ether. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for ether, as well as composite prices used to calculate the underlying value of the Trust’s ether, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether are treated for classification and clearing purposes. In particular, although ether is currently understood to be a commodity when transacted on a spot basis, ether itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in ether to full CFTC regulatory jurisdiction. Alternatively, in the future ether might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in ether at potentially unfavorable prices and potentially terminate, in the event that ether were determined to fall under the definition of being offered and sold as a security under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate ether as a commodity interest or as being offered and sold as a security.

To the extent that ether is determined to be offered and sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including ether, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including ether. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Ether Custodians. It is possible that such amendments, if adopted, could prevent the Ether Custodians from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Ether Custodians currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of ether) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of ether and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to ether, or causing certain holders of ether to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of ether to pay Trust expenses facilitate redemption transactions and make distributions, as well as any amounts received in connection with staking, as applicable. The Trust anticipates making distributions to Shareholders as required under applicable IRS guidance, but if were not required to do so and/or if the amounts distributed differ in timing or amount from the amounts required to be reported as income for Shareholders, any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of ether and transactions involving ether for United States federal income tax purposes may change.

Under current IRS guidance, ether is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in ether in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ether. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting and basis rules for digital asset transactions, as well as guidance regarding certain investment trusts staking digital assets. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of ether and may adversely affect the value of the Shares.

The taxation of ether and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Ethereum blockchain or airdrop could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Likewise, under the IRS guidance on airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Ether staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s ether is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional ether. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. Thus, the Trust’s receipt of rewards derived from ether staking activities could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income, U.S. withholding taxes or taxable income effectively connected with a U.S. trade or business. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. On November 10, 2025, the Treasury Department and IRS issued guidance providing a safe harbor for certain staking activities with an investment trust treated as a grantor trust for U.S. federal income tax purposes. The requirements under the safe harbor and under existing law are subject to interpretation. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “[●]”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

Ether is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where ether trade. In a highly volatile market, or if one or more spot markets supporting the ether market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustees and the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the respective affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.

The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. Ether valued using techniques other than those employed by the Pricing Benchmark, including ether investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

ETHER, ETHER MARKETS AND REGULATION OF ETHER

This section of the Prospectus provides a more detailed description of Ethereum, including information about the historical development of Ethereum, how a person holds ether, how to use ether in transactions, how to trade ether, the spot markets where ether can be bought, held and sold, the Ethereum OTC market and ether validating.

Ethereum and Ethereum network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply of and demand for ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of December 21, 2025, ether had a total market capitalization of approximately $365.62 billion, representing the second largest digital asset in terms of total market value, per CoinMarketCap,. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development. The Ethereum network is governed by a set of rules that are commonly referred to as the “Ethereum protocol”.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of DeFi, which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems miners are required to stake ether.

New ether is created as a result of “staking” of ether by miners. Miners are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Holders of ether must stake at least 32 ether to become an Ethereum miner. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

For certain transactions, fees need to be paid in ether to miners in order to facilitate transactions and execute smart contracts. EIP 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates miners to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since miners can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility, and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding”. Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares. The move to proof-of-stake may subject Ethereum and ether to new and unexpected vulnerabilities not applicable to proof-of-work consensus models.

Overview of the Ethereum network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations; and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions. Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of the date of this Prospectus, it is believed that a significant percentage of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2022, between $20 billion and $98 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be miners, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a miner node). Execution of the transaction request by the miner results in a change to Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the miners who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to miners to allow transaction confirmation.

Ethereum network miners record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Miners operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, miners compete to be randomly selected to validate transactions. A miner must stake 32 ether to become a miner, which allows them to activate a unique miner key pair (consisting of a public and private miner key). Each 32 ether that is staked results in issuance of a miner key pair, meaning that multiple miners can operate through a single miner node (including a miner node operated by a third party as a service). There are two types of miners, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given miner will be randomly selected. When a miner is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing miner becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If — once created — the proposing miner’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, both the proposing miner and the attesting miners receive newly minted ether from the Ethereum network. If the proposing miner’s block is determined to be faulty or to break protocol rules by the approving miner committee, the proposer is penalized by having their staked ether reduced. Miners can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other miners, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting miner can be “slashed”, meaning forcibly ejected by other miners, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by miners and incentivize miner integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Ether Markets and Exchanges

Ether can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another. Among end-users, ether can be used to pay other members of the Ethereum network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Ethereum blockchain or through third-party service providers.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Ether spot markets typically permit investors to open accounts with the market and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The spot market ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the exchange to withdraw the ether in their exchange account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded over the counter (“OTC”). The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizeable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. As of January 2024, CFTC regulated ether futures represented approximately $16.7 billion in notional trading volume on Chicago Mercantile Exchange (“CME”), representing around $309,838,188.62 in open interest per day. Ether futures on the CME traded around $6.1 billion per day in August 2023 and represented around $319,051,613 in open interest per day. Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell ether, although the Trustee may direct the Ether Custodians to sell ether to pay certain expenses. Instead, Authorized Participants will deliver ether to the Trust’s account with the Ether Custodians in exchange for Shares of the Trust, and the Trust, through the Ether Custodians, will deliver ether to Authorized Participants when those Authorized Participants redeem Shares.

Limits on Ether Supply

Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of December 21, 2025, ether had a total market capitalization of approximately $365.62 billion.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ether. As of the date of this prospectus, the Ethereum network has a total outstanding supply of approximately 120.3M ether. The Ethereum network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to miners. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for miners to validate transactions with higher gas fees, since those miners would only receive the tip and not base fees. On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism.

Modifications to the Ethereum Protocol

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of miners and users — such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network — must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of miners and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and miners support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and miners support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and miners continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors — A temporary or permanent “fork” could adversely affect the value of the Shares”.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for miners (at that time, miners on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by miners (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only miner permitted to validate the block and receive the resulting block reward (which was only given to the first miner to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of miners would be responsible for each shard, rather than all miners being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a Collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to miners. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to miners. EIP-1559 has reduced the total net issuance of ether fees to miners. Future updates may impact the supply of or demand for ether or its price.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (18 days), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. For more information, see “Risk Factors — A temporary or permanent “fork” could adversely affect the value of the Shares.”

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Regulation of Ethereum and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. As noted previously, the SEC has not asserted regulatory authority over ether or trading or ownership of ether and has not expressed the view that ether should be classified or treated as a security for purposes of U.S. federal securities laws.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology”, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.

On February 8, 2021, CME, a designated contract market (“DCM”), registered with the CFTC self-certified new contracts for ether futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis, with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Ethereum network, the ether markets, and their users, particularly ether spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Canada, Germany, Sweden and Switzerland have also approved exchange-traded ether products.

The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND ETHER PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to track the performance of ether, as measured by the performance of the Pricing Benchmark, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the ether prices reported by the Pricing Benchmark. The Trust is sponsored by Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ether by investing in the Trust’s Shares rather than purchasing, holding and trading ether directly. The latter alternative would require selecting an ether spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Staking

Staking requires that the Trust lock up the staked ether and become subject to an unbonding period to unstake the staked ether, meaning that the Trust cannot transfer the staked ether during the time that the ether is staked and during which it is being unbonded. The unbonding period also may be longer than anticipated based on network activity. Note that the duration of the bonding period may depend on a range of factors including network load.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked, or through another mechanism to manage liquidity in connection with redemption orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Ethereum network. The Staking Provider will not be able to transfer unstaked ether or Staking Provider Consideration to another address on the Ethereum network.

In addition, depending on the anticipated length of the unbonding period, the staked ether may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if ether is determined to be offered and sold as a security under the 1933 Act, it could be subject to significant constraints in terms of any transfer or disposal of such ether. In such event, the Trust may consider ether to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked ether may be accrued in a period even before the staked ether is unbonded. Once accrued, such ether rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets—Liquidity Risk Policies and Procedures.”

Use of [●]

The net assets of the Trust and its Shares are valued on a daily basis with reference to [●], a standardized reference rate published by [●], the Benchmark Provider, that is designed to reflect the performance of ether in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of ether in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Pricing Benchmark’s methodology is as follows: [●]. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: [●].

For more information on how the Benchmark Provider calculates the Pricing Benchmark, see the [●] available on the Benchmark Provider’s website at [●].

The Pricing Benchmark is subject to oversight by the [●]. [●].

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: [●].

The Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of ether, thereby affecting the valuation of the Trust’s assets and the NAV per Share.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at [●]. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Sponsor has selected the Pricing Benchmark for the following reasons: [●].

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”).

As the Pricing Benchmark is calculated as a price return, it does not track airdrops involving ether. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”

[●] DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. [●], ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. [●], ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. [●], ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS

Calculation of NAV and NAV per Share

The Trust’s NAV will be calculated based on the Trust’s net asset holdings as reconciled to the ether Custodians’ accounts on a market approach, determined on a daily basis in accordance with the Pricing Benchmark price, as promptly as practicable after 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple ether spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets based on the ether price determined by the Pricing Benchmark;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate ether price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [●] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent ether pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of ether. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustees will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [●] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for ether across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot ether liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot ether were to occur across multiple exchanges, whether due to breaches or otherwise.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Calculation of Principal Market NAV and Principal Market NAV per Share

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of ether is determined using the fair value of ether based on the price in the ether market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Pricing Benchmark.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in ether markets and its operations that would require a change in the Sponsor’s determination of the Trust’s principal market.

The Trust identifies and determines the ether principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the Ether Counterparty.

ASC 820-10 determines fair value to be the price that would be received for Ethereum in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that ether is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust receives ether from Ether Counterparties and may also transact on any “Digital Asset Markets”, which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order: [●].

The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Sponsor’s determination of the Trust’s principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in ether recorded by the Trust for financial reporting purposes is the fair value of ether at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. [●] also serves as a Trustee to the Trust. [●] has delegated certain of its authority under the Trust Agreement to the Sponsor. The Sponsor is a corporation formed in the state of Delaware on September 19, 1980.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ether represented by the NAV of the Baskets being created or redeemed. The total amount of ether required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ether market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [●]% of the Trust’s NAV [●] in arrears. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Administrator will calculate the Sponsor Fee on a daily basis by applying a [●]% annualized rate to the Trust’s NAV, and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to any listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense, if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.

After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert some or all of the Sponsor Fee into cash by selling this ether at market prices, in the Sponsor’s sole discretion. Due to the variance in market prices for ether, the rate at which the Sponsor converts ether to cash may differ from the rate at which the Sponsor Fee was initially paid in ether.

The Ether Custodians will assume the transfer fees associated with the transfer of ether to the Sponsor with respect to the Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of ether to pay the Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Sponsor to convert ether received in payment of the Sponsor Fee into cash.

Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the Ether Custodians to transfer ether from the Trust’s Cold Vault Balance as needed to pay the Sponsor’s Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of ether needed to pay applicable expenses. The Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s ether be exchanged for U.S. Dollars. Under such circumstances, the Trust will not utilize the Ether Custodians to arrange for the sale of the Trust’s ether to pay the Trust’s expenses and liabilities. Rather, the Sponsor will arrange for the Prime Broker, an affiliate of the Ether Custodians, or another third-party digital asset trading platform to exchange the Trust’s ether for U.S. dollars in such a situation.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	180 days have elapsed since a Trustee has notified the Sponsor of such Trustee’s election to resign or since the Sponsor removes a Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its ether;

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	a Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•	the Sponsor elects to terminate the Trust after one of the Trustees, the Administrator or one of the Ether Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be a trustee, administrator or custodian of the Trust, as applicable, and no replacement or other trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s ether assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying ether holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the DE Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by [●] in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for [●].The Sponsor will not exercise day-to-day oversight over the Trustees, the Ether Custodians, or the Benchmark Provider. The Sponsor will [●].

The Sponsor is a wholly-owned subsidiary of Morgan Stanley.

The principal office of the Sponsor is:

Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036

The Trustees

CSC Delaware Trust Company, a Delaware trust company, acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

[●] also serves as the [●] to the Trust (the “[●]”). [●] has delegated certain of its authority under the Trust Agreement to the Sponsor, including [●], [●] and [●].

General duty of care of Trustees.

The Trustee are fiduciaries under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustees are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustees; successor Trustees.

A Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove a Trustee at any time by giving at least 30 days’ advance written notice to such Trustee. Upon effective resignation or removal, such Trustee will be discharged of its duties and obligations.

If the DE Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor Delaware trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. If the [●] resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor. Any successor [●] must satisfy the requirements of [●]. Any resignation or removal of a Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, where applicable.

If the DE Trustee resigns and no successor trustee is appointed within 180 days after the date the DE Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets. Likewise, if the [●] resigns and no successor [●] is appointed within [●] days after the date that the [●] issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The [●]

Under the Trust Agreement the [●] is responsible for [●]. [●] has delegated certain of its authority under the Trust Agreement to the Sponsor.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator shall [●].

The Ether Custodians

The Ether Custodians are responsible for safekeeping all of the ether owned by the Trust. The Ether Custodians were selected by the Sponsor. The Ether Custodians have responsibility for opening the Ethereum Accounts, as well as facilitating the transfer of ether required for the operation of the Trust.

The Transfer Agent

The Transfer Agent shall [●].

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing ether market data relating to the calculation and maintenance of the Pricing Benchmark.

Staking Services Provider

[●] serves as the Staking Services Provider.

[The Marketing Agent

[●] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.]

CUSTODY OF THE TRUST’S ASSETS

The Ether Custodians will keep custody of the Trust’s ether. The transfer of ether to and from Ether Counterparties is directed by the Sponsor.

The Ether Custodians will keep custody of all of the Trust’s ether, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Ether Custodians will keep a substantial portion of the private keys associated with the Trust’s ether in the Cold Vault Balance, with any remainder of the Vault Balance held as a “Hot Vault Balance.” All of the Trust’s assets and private keys will be held in cold storage of the Ether Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Similarly secure technology used by the Ether Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodians may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Ether Custodians can upload the fully signed transaction to an online network and transfer the ether. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodians are involved in private key management operations, and the Ether Custodians have represented that no single individual has access to full private keys.

The Ether Custodians’ internal audit team performs periodic internal audits over custody operations, and the Ether Custodians have represented that SOC attestations covering private key management controls are also performed on the Ether Custodians by an external provider.

The Ether Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the Ether Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Ether Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ether Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ethereum network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the Ether Custodians and their affiliates through a written public statement on their respective website, the Ether Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Under each of the Custodial Services Agreements, the Ether Custodians’ liability is limited. Under the [●] Custodial Services Agreement, [●]’s liability is limited as follows: [●]. Under the [●] Custodial Services Agreement, [●]’s liability is limited as follows: [●].

The Ether Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Ether Custodians may terminate the Custodial Services Agreements for [●].

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate ether custodians at any time. The Sponsor may, in its sole discretion, change the Ether Custodians for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such ether custodians. Should the Sponsor choose to terminate an ether custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

STAKING OF THE TRUST’S ASSETS

The Trust’s staking model aims to maximize the portion of the Trust’s ether available for staking while controlling for liquidity and redemption risks. The model determines an optimal Utilization Rate by balancing expected yield against potential costs (including borrowing costs during redemptions, assuming we have access to suitable credit).

The Staking Services Provider will exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Staking Activities. While the Trust may seek to stake [●]% of its ether holdings, the amount of ether that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between [●]% and [●]% of the ether it holds, although the amount of ether that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Sponsor based on the factors listed in its liquidity and risk management policy. In determining how to stake the ether held by the Trust, and how much ether to stake, the Trust’s model operates on the following key parameters:

•	Unbonding period: The number of days required for unbonding staked assets as dictated by the Ethereum protocol;

•	ETF Historical redemption patterns: The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

•	Size of the Trust & Concentration: A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

•	Staking Services Provider performance: The model takes into account the performance, reliability, and reputation of staking services providers as it affects the amount of unstaked ether to be held. This includes assessing adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

•	Market conditions monitoring: The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Sponsor intends to make available on its website the current percentage of the Trust’s ether being staked on a daily basis.

The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Trust’s Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be determined by a fixed percentage of the overall rewards amount (the “Staking Provider Consideration”). The Sponsor’s Staking Portion will be comprised of an aggregate of [●]% of the Staking Consideration. Of the Sponsor’s Staking Portion, the Sponsor will pay the Staking Services Provider for their services under the Staking Services Agreement and the Trust’s ether custodians in connection with staking activities. The Trust will receive and retain the remainder of the gross Staking Consideration. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase. The Trust intends to pay cash distributions at least quarterly to Shareholders to distribute staking rewards earned by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of ether held by the Trust, the percentage of the Trust’s ether that is staked, network staking participation rates, protocol reward rates on the Ethereum network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned. The Trust will notify shareholders of the timing of any distributions via press release.

The Sponsor has entered into the Staking Services Agreement with [●]. Pursuant to that agreement, [●] will provide the Sponsor with certain services, including the following, on any network protocol and/or blockchain that is supported by [●]:

(i)	staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network;

(ii)	support for eligible changes, improvements, extensions or other new versions thereof on the network; and

(iii)	development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables.

The Staking Services Agreement with [●] has an initial term of [●]. Under the Staking Services Agreement, [●]. The Trust is indemnified by the Staking Service Provider for losses due to the activities of the Staking Services Provider. The Trust may, from time to time, and at any time, engage additional staking providers besides [●]. The percentage of rewards to be paid to each such staking provider may vary and may be more or less than the amount paid by us to [●]. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked ether has been unbonded at such time.

Liquidity Risk Policies and Procedures

The Trust balances earning staking rewards with maintaining liquidity to meet redemptions. To do so, the Sponsor sets a target range for the portion of assets staked (“Utilization Rate” or “UR”), which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, projected staking yields, staking provider reliability, secondary market liquidity, and broader market conditions. The Trust’s target UR range is determined by analyzing a broad set of factors, including:

•	protocol-specific lock-up or unbonding periods, and whether such periods are fixed or variable;

•	the Trust’s historical redemption activity during comparable lock-up horizons;

•	drawdowns observed in correlated assets under similar timeframes;

•	the size of the Trust’s assets under management;

•	the concentration and distribution of the investor base;

•	expected staking yields and how they evolve over time (as it impacts the portion of ether required to be held unstaked);

•	the reliability and performance of staking providers, including uptime and slashing history;

•	secondary market indicators such as share trading volume, bid-ask spreads, and premiums/discounts; and

•	broader forward-looking market conditions, including liquidity regimes, network events, and protocol upgrades.

Staked assets may be considered restricted during their unbonding period, while unstaked assets remain, and are considered, liquid. We monitor these factors daily under both normal and stressed market conditions. If redemption activity pushes the staked portion above our target range, we will initiate un-staking to bring the Trust back within its liquidity parameters.

The Trust has written liquidity risk policies and procedures reasonably designed to address the redemption risks specified in the generic listing standards. In accordance with the generic listing standards, those liquidity policies address:

•	the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including holdings in derivatives and whether the investment strategy is appropriate for effective and efficient arbitrage;

•	holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources; and

•	the percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred, or assigned.

The Trust is permitted to hold only the underlying ether, but to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, the Trust may enter into derivatives, cash and cash equivalents and borrowing arrangements and other funding sources.

PRIME BROKER

Pursuant to the Prime Broker Agreement, a portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. The amount of ether that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the ether credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s ether (and cash) held on behalf of the Prime Broker’s customers.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of ether that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the ether credited to the Trust’s Trading Balance.

To the extent the Trust sells ether through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently [●].

Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of ether by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: [●].

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that [●].

The Prime Broker may terminate the Prime Broker agreement for [●]. The Trust may terminate the Prime Broker Agreement upon prior notice to the Prime Broker upon [●].

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: [●].

[Use of Trade Credits].

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

AUDIT SEED/INITIAL SEED CREATION INVESTOR/ SELLING STOCKHOLDER

[●] served as the Audit Seed Investor to the Trust. On [●], [●], [●], in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising [●] Shares at a per-Share price of $[●]. Total proceeds to the Trust from the sale of these Seed Creation Baskets were $[●]. Delivery of the Seed Creation Baskets was made on [●], [●]. These Seed Creation Baskets were redeemed for cash on or about [●], [●].

On [●], [●], [●] (in such capacity, the “Initial Seed Creation Investor”) purchased the initial seed creation baskets comprising [●] Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $[●]. On [●], [●], the Trust purchased ether with the proceeds of the Initial Seed Creation Baskets by transacting with an Ether Counterparty to acquire ether on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The ether acquired in connection with the Initial Seed Creation Baskets is held by the Ether Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

The Initial Seed Creation Investor may sell some or all of the Shares pursuant to the registration statement that this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “[●]”. Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of [●] Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of ether represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of ether represented by the Baskets being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through the Ether Custodians, will deliver ether to such Authorized Participants or a designated agent thereof, in exchange for their Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. In May 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ether required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Authorized Participants will deliver cash or ether to create Shares and will (either directly, or through their designated agents) receive cash or ether when redeeming Shares.

The Ether Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s creation or redemption order. The Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.

The Trust will redeem Shares by delivering ether to an Ether Counterparty that is not the Authorized Participant, and the Trust—not the Authorized Participant—is responsible for selecting the Ether Counterparty to receive the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

Generally speaking, Ether Counterparties deliver ether related to the Authorized Participant’s purchase order to the Trust’s Cold Balance Vault Account. Authorized Participants and Ether Counterparties are not required to maintain an account with the Ether Custodians.

Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The Sponsor performs extensive due diligence as a part of its Ether Counterparty selection and onboarding process. As part of this process the Sponsor assesses Ether Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Sponsor are expected to serve as an Ether Counterparty.

Creations and redemptions will generally be “on-chain” transactions reflected in the Trust’s Vault Account. Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker.

The Trust will be responsible for ether-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and that the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. The Authorized Participant is responsible for only a cash liability relating to creation and redemption costs, such as trading fees and slippage.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Ether Custodians in order to facilitate settlement of the Shares and ether as described in more detail in the Creation Procedures and Redemption Procedures sections below.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.

Purchase orders must be placed by [●], the close of regular trading on the Exchange, or another time determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ether entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly, through its designated agents, of ether with the Ether Custodians.

To effectuate a cash creation order, the Authorized Participant will be required to prefund with cash the Trust’s purchase of ether in an amount determined by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct an Ether Counterparty to purchase the amount of ether equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting ether will be deposited in the Trust’s account with the Ether Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the ether acquired by the Ether Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the ether acquired by the Ether Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding ether or cash (as applicable) due from the Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or Ether Custodians would have the potential to delay settlement of the ether related to Share creations. To the extent the Ether Counterparty is not able to deliver ether associated with a cash purchase order as of a specified time on the settlement date, the Sponsor or Transfer Agent will cancel the purchase order. To the extent that ether transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Vault until such transfers can occur.

For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s Ether Custodian account must be credited with the required ether by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the ether associated with a Creation Basket Deposit will be deposited with the Ether Custodians in the Trust’s Cold Vault Balance, although in some circumstances, ether may be deposited outside of cold storage. Upon receipt of the ether deposit amount in the Trust’s Ether Custodian account, or the cash deposit amount in the Trust’s Cash Custodian account, the Ether Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the ether or cash has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding ether or cash due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Participant understands and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or ether due from the Authorized Participant has not been settled with the Trust, the applicable Purchase Order will be canceled by the Sponsor. In the event the Authorized Participant, or its designated agent, has not deposited the ether to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of ether at a later date, or (3) accept that the Trust will execute an ether transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is responsible for the dollar cost of the difference between the ether price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the ether to the extent the price realized in buying the ether is higher than the ether price utilized in the NAV. To the extent the price realized in buying the ether is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive ether or will have its designated agent receive ether for the Shares delivered.

None of the Sponsor, the Trust[, the Marketing Agent], or the Transfer Agent shall be liable to the Authorized Participant if an Ether Counterparty fails to deliver ether or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s account with the Ether Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Sponsor or Trust.

Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Required Deposits

For a creation, the total amount of ether (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of ether or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Sponsor.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ether represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of ether that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of ether that is represented by each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the Ether Custodians receive the required ether (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Sponsor will notify the Transfer Agent that the ether or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or ether due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the Shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor[, the Marketing Agent] or the Ether Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent or the Ether Custodians will be liable for the rejection of any purchase order or Basket Deposit.

The [●] shall notify the Authorized Participant of a rejection or revocation of any Purchase Order. The [●] is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the [●] or the Trust incur any liability for the failure to give any such notification. The Trust and the [●] may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.

Sell orders must be placed by [●], or the close of regular trading on the Exchange, or another time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ether entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption and in ether in the case of an in-kind redemption.

To effectuate a redemption order via a cash transaction, the Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will instruct the Ether Counterparty to convert ether into cash by effectuating an ether sale executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).

The redemption distribution due from the Trust is delivered to the Ether Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor authorizes the Ether Custodians to transfer the redemption ether amount from the Trust’s Ether Custodian account to the Ether Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Upon receipt of the redemption distribution of ether by the Ether Counterparty, the Ether Counterparty, as a counterparty to the Trust, shall convert the ether associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of ether will be made from the Trust’s Cold Vault Balance with the Ether Custodians, although in some circumstances, ether may be transferred from outside of cold storage.

To effectuate a redemption order via an in-kind transaction, the Authorized Participant will deliver the necessary Shares to the Trust, and the Sponsor will instruct the Prime Broker to deliver ether to the account of the Authorized Participant or its designated agent’s account at the Prime Broker.

Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Trust consists of a transfer to an Ether Counterparty of an amount of ether equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of ether to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to the Authorized Participant or its designated agent of an amount of ether equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order,

Delivery of Redemption Distribution

In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to the Authorized Participant on the Business Day following the Redemption Order Date if, by [●] on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver ether to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of ether will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if, by [●] on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Ether Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Ether Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [●] Shares (i.e., 1 Basket) or less.

The [●] shall notify the Authorized Participant of a rejection or suspension of any redemption order. The [●] is under no duty, however, to give notification of any specific defects or irregularities nor shall the [●] or the Trust incur any liability for the failure to give any such notification. The Trust and the [●] may not revoke a previously accepted redemption order.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ether, or ether, represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ether.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Ether Custodians to pay fees due to the Sponsor and to pay the Trust’s expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustees or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Furthermore, the Sponsor or its affiliates may participate in transactions related to ether, either for their own account or for the account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether. In addition, the Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor or its affiliates may issue derivative instruments relating to ether. The Sponsor’s affiliate(s) may offer investment products that offer short exposure to ether and does offer other products that offer long exposure to ether, which may take market share from the Trust or affect the value of ether or an investment in the Trust. Introduction of such competing products may affect the market value of ether and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to ether and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor and its employees and affiliates may engage in long or short transactions in ether in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade ether for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

From time to time, a portion of the Trust’s ether holdings and cash holdings may be held with the Prime Broker in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”

Resolution of Conflicts Procedures

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

DUTIES OF THE SPONSOR AND [●]

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the [●] will have the following duties:

•	To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the [●] in the [●]’s name shall be deemed executed and accepted on behalf of the Trust by the [●]; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the [●] has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon one hundred twenty (120) days’ prior written notice by the Trust;

•	To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

•	To cause legal title to any Trust property to be held by or in the name of the [●], or to have any contract entered into in the name of the [●], on such terms as the [●] may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

•	To deposit, withdraw, pay, retain and distribute the ether on deposit in the Custody Account and proceeds from the sale of ether, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party (“Trust Estate”) or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

•	To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the [●] in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

•	To appoint one or more ether custodians or other security vendors as the [●] deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to the Ether Custodians or any ether custodians or other security vendors to safeguard the Trust Estate;

•	In the sole and absolute discretion of the [●] , to admit an Affiliate or Affiliates of the [●]as additional [●];

•	Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index or benchmark provider[, marketing agent(s)], Authorized Participants, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

•	Perform such other services as the [●] believes that the Trust may from time to time require;

•	Under the Trust Agreement, the [●] has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the [●] in the [●]’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. However, with respect to any fork, airdrop or similar event, the [●] will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

•	Without limiting the generality of the foregoing, in the event of a hard fork of the Ethereum network, the [●] may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes;

•	In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers; and

•	In addition, and without limiting the foregoing, the [●] will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the [●] may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the [●] will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the [●] may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the [●] may deem desirable.

Of these duties, the [●] has delegated the following to the Sponsor: [●].

To the extent that at law (common or statutory) or in equity, the Sponsor or [●] has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, neither the Sponsor nor [●] will be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor, or [●], as applicable.

LIABILITY AND INDEMNIFICATION

The DE Trustee

As further discussed in the Trust Agreement, the DE Trustee will not be liable for the acts or omissions of the Sponsor, nor will the DE Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The DE Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the DE Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)	no provision of the Trust Agreement will require the DE Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the DE Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the DE Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the DE Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the DE Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The DE Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the DE Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the DE Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)	in the exercise or administration of the trust hereunder, the DE Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the DE Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the DE Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except as will be expressly provided in the Trust Agreement, the DE Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the DE Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)	the DE Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

The [●]

As further discussed in the Trust Agreement, the [●] will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The [●] will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation: [●].

The Sponsor

The Sponsor will not be under any liability to the Trust, the Trustees or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustees, the Trustees’ counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustees other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Ether Custodians

The Ether Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Ether Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Ether Custodians may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of ether held by the Ether Custodians on behalf of the Trust.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the Voluntary Withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Sponsor and the [●] will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the [●]. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

[●] is the [●] of the Sponsor and [●] is the [●] of the Sponsor.

[●]:

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or Exchange Act.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. An opinion of counsel will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of [●], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS

Cash Custody Agreement

[●].

Fund Administration and Accounting Agreement

[●].

Transfer Agency and Services Agreement

[●].

Custodial Services Agreements

[●].

[Marketing Agent Agreement

[●].]

Pricing Benchmark Licensing Agreement

[●].

Staking Services Agreement

[●].

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustees will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. To that end, on November 10, 2025, the Treasury Department and IRS issued a revenue procedure that provided a safe harbor for trusts that otherwise qualify as investment trusts and as grantor trusts to stake their digital assets without jeopardizing their tax status as investment trusts and grantor trusts for U.S. federal income tax purposes. The revenue procedure provides specific requirements that must be satisfied by a Trust in order to be eligible to rely on the safe harbor.

The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. In the opinion of Dechert LLP, although not free from doubt the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).

Because the treatment of staking in a grantor trust is still developing, including interpretation of the requirements under the safe harbor, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations.

The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.

The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustees will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any (including staking income, as applicable), and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ether. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations and basis for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

The Trust will use ether to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ether. Although the Trust generally does not intend to sell ether, it may do so in connection with cash redemption transactions, cash distribution obligations, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the ether held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the ether that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold and otherwise will be short-term capital gain or loss.

Such sales of ether to fund cash redemptions are expected to result in gains or losses with such gains and losses expected to be incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the ether and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not treated as a separate taxable event for the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the redemption generally will be the same as the Shareholder’s tax basis for the pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the ether received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the ether received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, therefore, it would have similar tax consequences to those described above for a hard fork.

To the extent the Sponsor determines to stake a portion of the Trust’s ether, if the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance. The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income. Such investors should consult their own tax advisers as to the tax consequences from these activities.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustees to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustees will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in ether held by the Trust.

Taxation for Non-U.S. Shareholders in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

To the extent the Sponsor determines to stake a portion of the Trust’s ether, the Trust’s receipt of amounts received in connection with staking could be subject to U.S. withholdings at source or have implications for investors sensitive to taxable income effectively connected with a U.S. trade or business. Such investors should consult their own tax advisers as to the tax consequences from these activities.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustees, the Ether Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•	the Sponsor’s website, www.morganstanley.com/im; and

•	the Trust Fact Sheet found on the Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Sponsor’s website, which is www.morganstanley.com/im. The Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://www.morganstanley.com/disclosures/us-privacy-policy-and-notice. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

Morgan Stanley Ethereum Trust

Financial Statements

[To be filed by amendment.]

F-1

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.

“Accepted Asset”: A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and European Union.

“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”: [●].

“Advisers Act”: The Investment Advisers Act of 1940.“API”: Application Programming Interface.

“Article 8”: Article 8 of the New York Uniform Commercial Code.

“ASC”: Accounting Standards Codification.

“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures

“AUL”: Authorized User List.

“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Available Balance”: The then-current amount available to the Trust to place orders.

“Basket”: A block of [●] Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Benchmark Provider”: [●].

“Binance”: Binance Holdings Ltd.

“Blockchain” or “Ethereum blockchain”: The public transaction ledger of the Ethereum network on which validator or validator pools stake ether allowing them to be selected to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of ether from the Ethereum network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.“BSA”: The U.S. Bank Secrecy Act.

“Business Day”: Any day other than a day when the Exchange is closed for regular trading.

“Cash Custodian”: [●].

“Cash Custody Agreement”: An agreement entered into with the Trust and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

“CBDCs”: Central bank digital currencies.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CFPB”: The U.S. Consumer Financial Protection Bureau.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“CME”: Chicago Mercantile Exchange.

“[●] Oversight Committee”: The governing oversight body of the Pricing Benchmark.

“[●] Member”: A member of the [●] Oversight Committee who is a representative of [●].

“Code”: Internal Revenue Code of 1986, as amended.“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s ether kept by the Ether Custodians in “cold storage” or similarly secue technology.

“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).

“Constituent Exchanges”: An aggregation of executed trade flow of major ether trading platforms.

“Creation Basket Deposit”: The total deposit required to create each Basket.

“Custodial Services Agreements”: means the [●] Custodial Services Agreement, the [●] Custodial Services Agreement and the [●] Custodial Services Agreement.

“Custody Rule”: Rule 206(4)-2 under the Advisers Act.

“DApps”: Decentralized applications.

“DE Trustee”: CSC Delaware Trust Company.

“DeFi”: Decentralized financial services.

“DFPI”: California Department of Financial Protection and Innovation.

“DOL”: U.S. Department of Labor.

“DSTA”: The Delaware Statutory Trust Act.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ECASH Act”: The Electronic Currency and Secure Hardware Act.

“ERISA”: Employee Retirement Income Security Act of 1974.

“Ether”: A digital asset based on the decentralized, open-source protocol of the peer-to-peer Ethereum computer network.

“Ether Accounts”: The accounts, opened by one of the Ether Custodians, that holds the Trust’s ether.

“Ether Counterparty”: Designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s creation or redemption order.

“Ether Custodians”: [●] and [●].

“Ethereum”: The open-source, decentralized, peer-to-peer Ethereum network, and the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties.

“Exchange”: [●].

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.

“FASB”: Financial Accounting Standards Board.

“FDIC”: Federal Deposit Insurance Corporation.

“Financing Fee”: Interest rates on Trade Credits.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“FIT21”: Financial Innovation and Technology for the 21st Century Act.

“FTX”: FTX Trading Ltd.

“GAAP”: U.S. generally accepted accounting principles.

“Genesis”: Genesis Global Capital, LLC.

“IIV”: Intraday Indicative Value.

“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor on behalf of the Trust.

“Indemnified Person”: The Trustees or any officer, affiliate, director, employee, or agent of the Trustees.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Initial Seed Creation Baskets”: Initial seed creation baskets comprising [●] Shares.

“Initial Seed Creation Investor”: [●].

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“IR Virtual Currency”: Virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.

“KYT”: Know Your Transaction.

“Lender”: [●].

“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.

[“Marketing Agent”: [●].]

“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust, if applicable.

“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.

“NAV”: Net asset value of the Trust.

“NAV per Share”: NAV per Share outstanding.

“NBMMs”: Non-bank market makers.

“NFTs”: Non-fungible tokens.

“NYDFS”: The New York State Department of Financial Services.

“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.

“OTC”: Over the counter.

“PB Mutually Capped Liabilities”: [●].

“PCAOB”: The Public Company Accounting Oversight Board.

“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.

“Policies”: The Sponsor’s policies and procedures that have been implemented and are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.

“Post-Trade Financing Agreement”: [●].

“Pricing Benchmark”: The performance of [●], adjusted for the Trust’s expenses and other liabilities.

“Pricing Benchmark Licensing Agreement”: The licensing agreement between the Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Sponsor and its permitted affiliates.

“Prime Broker”: [●].

“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.

“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the [●] .

“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.

“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.

“Relevant Transaction”: Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares pursuant to the registration statement that this Prospectus forms a part.

“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 PM E.T. on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day).

“Shareholders”: Holders of Shares.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“SIPC”: Securities Investor Protection Corporation.

“SOC”: Systems and Organizational Control.

“Sponsor”: Morgan Stanley Investment Management Inc., a Delaware corporation.

“Sponsor Fee”: The feed paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.

“Sponsor-paid Expense(s)”: The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to any listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs; (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

“Sponsor’s Staking Portion”: The portion of the consideration paid to the Sponsor for arranging for the staking of the Trust’s ether.

“Staking Activities”: The process by which third parties engaged by the Sponsor stake a portion of the Trust’s ether.

“Staking Consideration”: The gross proceeds generated from staking the Trust’s ether.

“Staking Provider Consideration”: Compensation determined as a portion of the staking rewards provided to each Staking Services Provider that generates staking rewards.

“Staking Services Agreement”: A Master Infrastructure-As-A-Service Agreement between the Sponsor and [●] where [●] will provide the Sponsor with certain services, including: (i) staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network; (ii) support for eligible changes, improvements, extensions or other new versions thereof on the network; and (iii) development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables. Such services will be provided on any network protocol and/or blockchain that is supported by [●].

“Staking Services Provider”: A third party engaged by the Sponsor to engage in Staking Activities.

“SVB”: Silicon Valley Bank.

“Trade Credit”: ether or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance,

“Trading Balance”: A trading balance maintained by the Prime Broker or an Ether Counterparty where portions of the Trust’s ether temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell ether to pay Trust expenses.

“Trading Platform”: The Prime Broker’s execution platform.

“Transaction Parties”: The Sponsor, the Trustees, the Ether Custodians or any of their respective affiliates.

“Transfer Agent”: [●].

“Trust”: Morgan Stanley Ethereum Trust.

“Trust Agreement”: Amended and Restated Trust Agreement of Morgan Stanley Ethereum Trust.

“Trust Estate”: All of the ether on deposit in the Custody Account and proceeds from the sale of ether, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party.

“Trustees”: The DE Trustee and [●].

“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.

“U.S. Treasury Department”: U.S. Department of the Treasury.

“Utilization Rate”: A target range for the portion of assets staked, which is set by the Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, projected staking yields, staking provider reliability, secondary market liquidity, and broader market conditions.

“You”: The owner or holder of Shares.

Morgan Stanley Ether Trust ]

SHARES

PROSPECTUS

[●]

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Morgan Stanley Investment Management Inc., the sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.

SEC registration fee	$		†
Listing fee (actual)	$	[●]	*
Auditor’s fees and expenses	$	[●]	*
Legal fees and expenses	$	[●]	*
Printing expenses	$	[●]	*
Miscellaneous expenses	$	[●]	*
Total	$	[●]	*

*	To be provided by amendment.

†	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Amended and Restated Trust Agreement(2)
3.3	Certificate of Trust(1)
3.4	Certificate of Amendment to the Certificate of Trust(2)
5.1	Opinion of Dechert LLP as to legality(2)
8.1	Tax Opinion of Dechert LLP(2)
10.1	Form of Sponsor Agreement(2)
10.2	Form of Authorized Participant Agreement(2)
10.3	Form of Prime Broker Agreement(2)
10.4	Form of Custodial Services Agreement(2)
10.5	Form of Trust Administration and Accounting Agreement(2)

Exhibit No.	Exhibit Description
10.6	Form of Transfer Agency and Services Agreement(2)
10.7	Form of Pricing Benchmark Licensing Agreement(2)
[10.8	Form of Marketing Agent Agreement(2)]
10.9	Form of Cash Custody Agreement(2)
10.10	Audit Seed Subscription Agreement(2)
10.11	Initial Seed Creation Subscription Agreement(2)
10.12	Form of Staking Services Agreement(2)
10.13	Custodial Services Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(2)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(2)
23.3	Consent of Dechert LLP (included in Exhibit 8.1)(2)
107	Filing Fee Table(1)

(1)	Filed herewith.

(2)	To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on January 6, 2026.

Morgan Stanley Ethereum Trust

Morgan Stanley Investment Management Inc., as Sponsor of the Trust

By:	/s/ Scott Steel
Name:	Scott Steel
Title*:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title*	Date

/s/ Scott Steel	Managing Director	January 6, 2026
Scott Steel	(Principal Executive Officer)

/s/ James Kirchner	Managing Director	January 6, 2026
James Kirchner	(Principal Finance Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of Morgan Stanley Investment Management Inc., the Sponsor of the registrant.